EXHIBIT 99.1

News Release

HOPE BANCORP AND TERRITORIAL BANCORP ANNOUNCE
DEFINITIVE MERGER AGREEMENT

LOS ANGELES and HONOLULU - April 29, 2024 - Hope Bancorp, Inc. (“Hope Bancorp”) (NASDAQ: HOPE), the holding company of Bank of Hope, and Territorial Bancorp Inc. (“Territorial”) (NASDAQ: TBNK), the stock holding company of Territorial Savings Bank, today jointly announced the signing of a definitive merger agreement, which is expected to create the largest regional bank catering to multi-ethnic customers across the continental United States and the Hawaiian Islands.

As of December 31, 2023, Territorial had total assets of $2.24 billion, total loans of $1.31 billion and total deposits of $1.64 billion. Territorial Savings Bank, a state-chartered savings bank, originally chartered in 1921 by the Territory of Hawai‘i, conducts business from its headquarters in Honolulu, Hawai‘i, and operates 28 branches in the state. Hope Bancorp intends to preserve the 100-plus year legacy of the Territorial Savings Bank brand name, culture and commitment to local communities. Following the completion of the transaction, the legacy Territorial franchise in Hawai‘i will continue to do business under the Territorial Savings Bank brand, as a trade name of Bank of Hope.

Strategic Highlights of Proposed Transaction

•	Adds stable, low-cost core deposit base to the combined company
•	Accelerates diversification of the combined company’s loan mix through the addition of a residential mortgage portfolio with excellent asset quality
•
Opportunity to grow Territorial’s market share and enhance the customer experience by leveraging the combined company’s larger balance sheet, resources and more extensive array of banking products and services

•	Combined footprint expands to include attractive Hawai‘i market with large Asian American and Pacific Islander communities
•	Strong levels of capital to support the growth of the combined franchise

“We believe this combination will strengthen our position as one of the leading Asian American banks in the country by expanding our footprint to the Hawaiian Islands,” stated Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Upon the close of the transaction, we believe Territorial’s high-quality deposit base will enhance our core funding mix and Territorial’s residential mortgage portfolio will accelerate the diversification of our loans. We look forward to building on Territorial’s 100-plus year legacy of exemplary customer service and support of local communities in a strategically important market.”

“Our merger with Hope Bancorp will bring together two companies that share long-standing commitments to our customers and the communities where we live and work,” said Allan S. Kitagawa, Chairman, President and Chief Executive Officer of Territorial Bancorp Inc. “Our name will remain Territorial Savings Bank, and we expect a seamless transition for our customers, who will continue to benefit from our strong focus on relationship banking, personalized service and tailored financial solutions. At the same time, we believe the proposed combination will strengthen Territorial Savings Bank for the long term, providing many advantages for our customers and employees as we become part of a larger organization with greater resources, enhanced technology platforms, and an expanded array of banking products and services.”

Under the terms of the merger agreement, upon completion of the transaction, Territorial shareholders will receive a fixed exchange ratio of 0.8048 shares of Hope Bancorp common stock in exchange for each share of Territorial common stock they own, in a 100% stock-for-stock transaction valued at approximately $78.6 million. Based on the closing price of Hope Bancorp’s common stock on April 26, 2024, this represents a value of $8.82 per share of Territorial common stock, although the actual value will be determined upon transaction closing. Upon completion of the transaction, it is expected that Hope Bancorp shareholders will own approximately 94.4% of the combined entity and Territorial shareholders will own approximately 5.6%, with the actual percentages being determined as of the transaction closing date. The transaction is intended to qualify as a tax-free reorganization for Territorial shareholders. The proposed transaction, after the close, is expected to be immediately accretive to Hope Bancorp’s earnings.

The Boards of Directors of both companies have approved the merger agreement and the transaction contemplated thereby. The transaction is expected to close by year-end 2024, subject to regulatory approvals, the approval of Territorial shareholders, and the satisfaction of other customary closing conditions.

Hope Bancorp is being advised by the investment banking firm of D.A. Davidson & Co., and the law firm of Greenberg Traurig, LLP. Territorial is being advised by the investment banking firm of Keefe, Bruyette & Woods, a Stifel Company, and the law firm of Luse Gorman, PC.

Investor Conference Call

Hope Bancorp previously announced that it will host an investor conference call on Monday, April 29, 2024, at 9:30 a.m. Pacific Time / 6:30 a.m. Hawai‘i Time / 12:30 p.m. Eastern Time to review unaudited financial results for its first quarter ended March 31, 2024. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call, along with a presentation regarding the proposed Territorial merger, will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through May 6, 2024, replay access code 4889007.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $18.09 billion in total assets as of March 31, 2024. Headquartered in Los Angeles, California and serving a multi-ethnic population of customers across the nation, Bank of Hope provides a full suite of commercial, corporate and consumer loans, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; deposit and fee-based products and services; international trade financing; cash management services, foreign currency exchange solutions, and interest rate derivative products, among others. Bank of Hope operates 48 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices in the United States; and a representative office in Seoul, Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com. By including the foregoing website address link, Hope Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

About Territorial Bancorp Inc.

Territorial Bancorp Inc. (NASDAQ: TBNK), headquartered in Honolulu, Hawai‘i, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a state-chartered savings bank which was originally chartered in 1921 by the Territory of Hawai‘i. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawai‘i and has 28 branch offices in the state of Hawai‘i. For additional information, please visit Territorial’s website at: https://www.tsbhawaii.bank. By including the foregoing website address link, Territorial does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Additional Information and Where to Find It

In connection with the proposed merger, Hope Bancorp, Inc. will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a Proxy Statement of Territorial Bancorp Inc. that also constitutes a prospectus of Hope Bancorp, Inc. Territorial Bancorp shareholders are encouraged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger. Territorial Bancorp shareholders will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hope Bancorp and Territorial Bancorp at the SEC’s Internet site (www.sec.gov). Territorial Bancorp shareholders will also be able to obtain these documents, free of charge, from Territorial Bancorp at https://www.tsbhawaii.bank/tsb/investor-relations/.

Participants in Solicitation

Territorial Bancorp and its directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Territorial Bancorp’s participants is set forth in the Proxy Statement, dated April 16, 2024, for Territorial Bancorp’s 2024 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the participants in the solicitation of proxies in respect of the proposed transaction and interests of participants of Territorial Bancorp in the solicitation of proxies in respect of the merger will be included in the Registration Statement and Proxy Statement/Prospectus to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the low-cost core deposit base, diversification of the loan portfolio, expansion of market share, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp and Territorial Bancorp each claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp shareholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

For Hope Bancorp, Inc.:	For Territorial Bancorp Inc.
Julianna Balicka	Walter Ida
EVP & Chief Financial Officer	SVP, Director of Investor Relations
213-235-3235	808-946-1400
julianna.balicka@bankofhope.com	walter.ida@territorialsavings.net

Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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